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                                 EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Form S-8 of our report dated February 27, 1997 on our audits of the consolidated financial statements of Greater Bay Bancorp and Subsidiaries as of December 31, 1996 and 1995, and for the three years in the period ended December 31, 1996, appearing in the Annual Report on Form 10-K of Greater Bay Bancorp for 1996.

/s/Coopers & Lybrand LLP

San Francisco, California
March 11, 1998